UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2008

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06   MATERIAL IMPAIRMENTS.

On June 19, 2008, Boston Scientific Corporation announced that it had signed a definitive agreement to sell its investments in a portfolio of companies, subject to certain closing and other conditions, to Saints Capital, a leading secondary direct-investment firm.  The transaction will raise pre-tax proceeds in excess of $100 million, the majority of which will be in cash with a portion in a note payable over several years.  In conjunction with this transaction, on June 18, 2008, the Company determined that an impairment charge was required based on the terms of the transaction and the book values of the investments being sold.  The Company expects to record a net pre-tax loss of approximately $60 million ($40 million after-tax, or approximately $0.03 per share), consisting of an approximate loss of $85 million ($55 million after-tax, or approximately $0.04 per share) in the second quarter of 2008, to be offset by anticipated gains of $25 million ($15 million after-tax, or approximately $0.01 per share) during the remainder of 2008.

A copy of the press release is filed as Exhibit 99.1 and incorporated herein.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press release issued by Boston Scientific Corporation dated June 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: June 19, 2008	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Boston Scientific Corporation dated June 19, 2008.